UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Britannia Rd., East Mississauga, Ontario, Canada	L4W 4T5

Corporate Center III 4221 W. Boy Scout Blvd., Suite 400 Tampa, Florida, United States	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 313-1732

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Transition

On August 1, 2018, David T. Gibbons, Chairman of the Board of Directors (the “Board”) of Cott Corporation (the “Company”), notified the Company of his decision to retire from the Board effective as of December 29, 2018. Mr. Gibbons’s retirement is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

On August 1, 2018, the Board appointed Jerry Fowden as executive chairman of the Board, effective December 30, 2018. Mr. Fowden, 61, has served as the Company’s chief executive officer since 2009. In connection with his appointment as executive chairman of the Board, Mr. Fowden will retire as the Company’s chief executive officer and as an officer of the Company’s affiliates, subsidiaries and associated companies, effective December 29, 2018. As executive chairman, Mr. Fowden will continue to guide the Company’s overall vision and direction and will facilitate other significant strategic activity.

In connection with Mr. Fowden’s appointment to executive chairman, on August 1, 2018, the Company and Mr. Fowden entered into an Offer Letter governing the terms of his employment. Under the terms of his Offer Letter, Mr. Fowden’s base salary will be $680,000 and his annual target bonus will be 75% of his base salary. He will also receive a one-time long-term incentive (“LTI”) award equal to $1,010,000, which will be allocated as follows: 25% restricted share units with time-based vesting; 37.5% stock options; and 37.5% restricted share units with performance-based vesting. The stock options and time-based restricted share units will vest in three equal annual installments, commencing on the first anniversary of the grant date, and the performance-based restricted share units will vest based upon the achievement of a specific level of cumulative pre-tax income over the three-year period ending at the end of fiscal 2021. The LTI award will be governed by the Offer Letter, the Company’s equity incentive plans, and award agreements.

During his tenure as executive chairman, Mr. Fowden will continue to receive an annual car allowance and will continue to participate in the Company’s health, welfare and other benefit plans consistent with his current arrangements. Mr. Fowden will continue to participate in the Company’s Severance and Non-Competition Plan dated February 18, 2009 (the “Severance Plan”) as a “Level 1” participant, as modified by the terms of his Offer Letter. Following expiration of the one-year term of the Offer Letter, it is expected that Mr. Fowden will assume the traditional role of Chairman of the Board.

On August 1, 2018, the Board appointed Thomas J. Harrington as the Company’s chief executive officer, effective December 30, 2018. Mr. Harrington, 60, was appointed chief executive officer of the Company’s DS Services of America, Inc. (“DSS”) business unit upon the Company’s acquisition of DSS in December 2014 and was appointed President of the Company’s Route Based Services reporting segment in July 2016. Prior to the acquisition, Mr. Harrington served in various roles with DSS from 2004 to 2014, including Chief Executive Officer, President, Chief Operating Officer, West Division President, and Senior Vice President, Central Division. Prior to joining DSS, Mr. Harrington served in various roles with Coca-Cola Enterprises, Inc., including Vice President and General Manager of Coca-Cola Enterprises New York and Chicago divisions. He also served in various sales and marketing roles with Pepperidge Farm from 1979 to 1985. Mr. Harrington previously served as a member of the board of directors of the National Automatic Merchandising Association, the International Bottled Water Association and the Water Quality Association.

The Board also appointed Mr. Harrington to serve as a director on the Board, effective December 30, 2018.

In connection with Mr. Harrington’s appointment, on August 1, 2018, the Company entered into an Offer Letter setting out the terms of his employment.

Mr. Harrington will earn an annual base salary of $850,000 and is eligible to participate in the Company’s annual executive bonus plan with an annual target bonus equal to 100% of his base salary, and he has the opportunity to earn up to 200% of his base salary for achievement of goals in excess of the target goals, as approved by the Board’s Human Resources and Compensation Committee. He will also receive an annual car allowance of $16,000.

Mr. Harrington will also be entitled to up to $250,000 for relocation assistance to the Tampa, Florida area, payable following his purchase of a residence in the Tampa, Florida area. This payment is subject to repayment under certain circumstances if Mr. Harrington is terminated for Cause or voluntarily resigns from his position without Good Reason (as such terms are defined in the Severance Plan) in the first two years of his tenure as chief executive officer.

Mr. Harrington will continue to be eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives. He will receive a LTI award equal to $2,300,000 when the 2019 annual awards are made to other senior executives. The LTI award will be split as follows: 25% restricted share units with time-based vesting; 37.5% stock options; and 37.5% restricted share units with performance-based vesting. The stock options and time-based restricted share units will vest ratably in three equal annual installments from the grant date, and the performance-based restricted share units will vest based upon the achievement of a specific level of cumulative pre-tax income over the three-year period ending at the end of fiscal 2021. The LTI award will be governed by the Company’s equity incentive plans and award agreements.

Mr. Harrington will participate in the Severance Plan as a “Level 1” participant, which entitles him to a cash payment equal to the sum of his annual base salary and bonus (based on target bonus if the termination occurs in 2019 or 2020, and based on the average actual bonus paid for the previous two years if the termination occurs thereafter) if his employment is terminated by the Company without Cause or by him for Good Reason (as such terms are defined in the Severance Plan).

Mr. Harrington is subject to standard confidentiality undertakings and has agreed to several restrictive covenants under the Severance Plan. He has agreed to a non-competition covenant that generally limits his ability to compete with the Company in any country in which it conducts business. He has also agreed to non-solicitation and non-disparagement covenants. These limitations continue during the term of employment and for a period of one year following termination, regardless of the cause of the termination.

There is no arrangement or understanding between Mr. Harrington and any other person(s) pursuant to which he was selected as chief executive officer or a director. Mr. Harrington does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Other than his employment relationship, Mr. Harrington does not have a direct or indirect material interest in any transaction in which the Company is a participant.

Amendment to Cott Corporation Severance and Non-Competition Plan

On August 1, 2018, the Board approved an amendment to the Severance Plan (the “Severance Plan Amendment”) to, among other things, (i) remove the tax gross-up provision, (ii) update the definition of “Business”

to reflect the Company’s recent transformation, (iii) update certain covenants to reflect current practices and applicable law, and (iv) provide that Florida law governs non-Canadian participants.

The foregoing descriptions of Mr. Fowden’s Offer Letter, Mr. Harrington’s Offer Letter and the Severance Plan Amendment are qualified in their entirety by reference to the full text of the documents, which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein. A copy of the press release announcing the leadership changes described herein was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on August 2, 2018.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter Agreement with Jerry Fowden, dated August 1, 2018.

10.2	Offer Letter Agreement with Thomas Harrington, dated August 1, 2018.

10.3	Amendment to Cott Corporation Severance and Non-Competition Plan, dated August 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation (Registrant)
August 3, 2018

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary